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                                                                      Exhibit 12

                  BELL ATLANTIC CORPORATION AND SUBSIDIARIES
              Computation of Ratio of Earnings to Fixed Charges
                             (Dollars in Millions)
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
                                                                              Six months ended
                                                                                June 30, 1995
                                                                              ----------------
Income before provision for income taxes..................................         $1,410.6
Equity in income of less than majority-owned subsidiaries.................            (15.8)
Dividends from less than majority-owned subsidiaries......................              5.8
Interest expense, including interest on capital lease obligations.........            296.3
Portion of rent expense representative of the interest factor.............             44.4
                                                                                   --------

Income, as adjusted.......................................................         $1,741.3
                                                                                   ========

Fixed charges:
Interest expense, including interest on capital lease obligations.........         $  296.3
Portion of rent expense representative of the interest factor.............             44.4
Capitalized interest......................................................             30.3
Preferred stock dividend requirement......................................              4.9
                                                                                   --------
Fixed charges.............................................................         $  375.9
                                                                                   ========
Ratio of Earnings to Fixed Charges........................................             4.63
                                                                                   ========
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